Exhibit 99.1

BIOMET ANNOUNCES FINANCIAL RESULTS FOR SECOND QUARTER OF FISCAL YEAR 2010

WARSAW, Ind., January 6, 2010 – Biomet, Inc. announced today financial results for its second fiscal quarter ended November 30, 2009.

•	Net sales increased 8% (5% constant currency) to $696 million worldwide and increased 8% in the U.S.

•	Reconstructive sales, excluding dental, increased 12% (9% constant currency) worldwide, with 10% U.S. growth

•	Knee sales increased 15% (12% constant currency) worldwide, with U.S. growth of 11%

•	Reported net loss of $7 million improved from a net loss of $40 million for the second quarter of fiscal 2009

•	Adjusted net income increased 120% to $75 million compared to $34 million for the second quarter of fiscal 2009

•	Adjusted EBITDA increased 7% to $265 million, or 38.2% of sales

Net sales increased 8% during the second fiscal quarter ended November 30, 2009, to $695.6 million from $642.8 million during the second quarter of fiscal year 2009. On a constant currency basis, net sales increased 5% during the second quarter of fiscal 2010.

U.S. sales increased 8% during the quarter to $408.2 million; Europe sales increased 6% (flat at constant currency) to $206.2 million; and International (primarily Canada, South America, Mexico and the Pacific Rim) sales increased 20% (10% constant currency) to $81.2 million. Excluding dental and the effect of foreign currency, net sales increased 7% worldwide, 9% in the U.S., 2% in Europe, and 12% for International during the second quarter of fiscal 2010.

Reported operating income totaled $94.1 million during the second quarter of fiscal year 2010 compared to $80.0 million for the second quarter of fiscal year 2009. Excluding special items, which included stock compensation expense in both periods, adjusted operating income for the second quarter of fiscal 2010 increased 5% to $221.1 million or 31.8% of net sales compared to $211.4 million for the same period in the prior fiscal year.

The Company recorded a net loss of $7.2 million, on a reported basis, during the second quarter of fiscal 2010 compared to a reported net loss of $39.7 million for the second quarter of fiscal 2009. Excluding special items, which included stock compensation expense in both periods, adjusted net income totaled $74.8 million during the second quarter of fiscal 2010 compared to adjusted net income of $34.0 million for the same period in the prior fiscal year.

During the second quarter of fiscal year 2010, interest expense was $130.1 million compared to $139.2 million during the second quarter of fiscal year 2009, primarily due to lower interest rates on floating rate debt.

The Company reported $127.0 million of special items (pre-tax) during the second quarter of fiscal 2010, including $112.9 million of non-cash special items. Of the non-cash amount, purchase accounting charges relating to the merger referenced below totaled $98.7 million, primarily related to amortization expense for established intangible assets and depreciation expense as a result of the step-up of property to fair value. The remaining $14.2 million of non-cash special items and $14.1 million of cash special items consisted primarily of costs associated with our Operational Improvement Program and $4.3 million of stock compensation expense. A reconciliation of reported results to adjusted results is included in this press release, which is also posted on Biomet’s website: www.biomet.com

Excluding special items, which included stock compensation expense in both periods, adjusted earnings before interest, taxes, depreciation and amortization (“EBITDA”) for the second quarter of fiscal 2010 increased 7% to $265.4 million, or 38.2% of sales, compared to adjusted EBITDA of $247.1 million, or 38.4% of sales, for the same period in the prior fiscal year.

Free cash flow (operating cash flow minus capital expenditures) for the second quarter was a use of $26.5 million compared to a use of $70.2 million for the same period in the prior fiscal year. Unlevered free cash flow (cash flow before debt service) for the quarter totaled $165.1 million compared to unlevered free cash flow for the same period last year of $132.1 million.

The Company’s reported net debt balance at November 30, 2009, was $6.105 billion with cash on hand of $117.6 million. From the transaction closing date of September 25, 2007, to the quarter ended November 30, 2009, reported net debt decreased by $40 million due to debt repayments of $104 million and an increase in cash of $45 million, partly offset by a $109 million increase due to the unfavorable foreign currency translation on the Company’s Euro denominated debt.

At November 30, 2009, the Company’s senior secured leverage ratio was 3.66 times the last twelve month’s (“LTM”) adjusted EBITDA (including run rate cost savings as defined in the Company’s Credit Agreement dated September 25, 2007), compared to 4.7 times at the merger date. At the end of the second quarter of fiscal year 2010, the net debt leverage ratio was 6.14 times LTM adjusted EBITDA (including run rate cost savings) compared to 7.7 times at the merger date.

Biomet’s President and Chief Executive Officer Jeffrey R. Binder remarked, “The Biomet team continued to deliver strong sales growth in orthopaedic reconstructive devices during the second quarter, driven by an 11% growth rate for U.S. knee sales and an increase of 7% for U.S. hip sales. Our extremity reconstructive sales continued to ramp at a rate of 44% in the U.S. during the quarter and we posted double-digit sales growth for our biologics franchise, which is also reported in reconstructive sales. Additional product categories contributing to our second quarter consolidated sales growth were spine hardware, sports medicine, and craniomaxillofacial fixation.”

	Second Quarter Sales Performance
	Worldwide Reported Quarter 2 - 2010	Worldwide Reported Growth %	Worldwide CC Growth %	United States Growth %

Reconstructive	$528.4	9%	6%	9%

Hips		8%	4%	7%
Knees		15%	12%	11%
Dental		-5%	-8%	-8%
Extremities		29%	27%	44%
Other		5%	2%	-1%

Fixation	57.0	-2%	-3%	-3%
Spine	58.9	7%	6%	7%
Other	51.3	10%	8%	16%

Total Sales	$695.6	8%	5%	8%

On a constant currency basis, the Company’s knee sales increased 12% worldwide during the second quarter of fiscal year 2010. Products that principally contributed to the strong growth were the primary and revision components of the Vanguard® Complete Knee System, E1™ antioxidant infused tibial bearings, the Signature™ Personalized Patient Care program, and Regenerex® primary tibial trays.

Biomet’s hip sales increased 4% at constant currency during the second quarter, driven by 7% growth in the U.S. from sales of a broad range of acetabular products, including Ringloc® and Regenerex® Ringloc®+ Cups, E1™ antioxidant infused bearings, Biolox delta™ Ceramic Femoral Heads1, and M2a-Magnum™ Tri-Spike™ Cups. The Exceed ABT™ Advanced Bearing Technologies System2 experienced strong growth in Europe during the quarter. Hip stems that contributed to sales growth during the second quarter were the conventional and Microplasty® versions of the Taperloc® Hip Stem and the Echo® Hip System.

Global extremity sales increased 27% on a constant currency basis due to continued strong demand for the Comprehensive® Primary and Reverse Shoulder Systems, the Comprehensive® Fracture Shoulder System, the Copeland™ Shoulder and the Discovery® Elbow. The anatomical and reverse versions of the T.E.S.S. Shoulder System3 are also driving extremity sales in Europe.

Dental reconstructive device sales decreased 8% during the second quarter of fiscal 2010, excluding the impact of currency, as a result of the continued impact from the global economic downturn. The Encode Complete System was launched in Europe during the second quarter and experienced strong market acceptance on a global basis.

During the second quarter, fixation sales decreased 3% at constant currency. Positive growth for craniomaxillofacial fixation sales was more than offset by the decreased sales of internal fixation, external fixation and electrical stimulation devices. The TraumaOne™ Fixation System continued to be a primary contributor to the second quarter fixation sales growth.

Spine sales increased 6% during the second quarter on a constant currency basis as a result of strong growth of thoracolumbar and spacer products. Products contributing to sales growth included the Polaris™ Deformity System; several spacer devices including the Solitaire™ PEEK-OPTIMA®4 Anterior Spine System; and the MaxAn™ Anterior Cervical Plate System5; as well as the Synergy™ and Array® Spinal Systems in Europe.

Sales of “other” products increased 8% during the second quarter at constant currency. Double-digit sales growth for sports medicine products was partially offset by decreased sales of softgoods and bracing products. Sports medicine products driving growth during the quarter included the ToggleLoc™ Femoral Fixation Device with ZipLoop™ Technology, the ZipTight™ Fixation System, the ComposiTCP™ Interference Screw and the MicroMax™ Flex Suture Anchors.

[1]	Biolox delta™ is a trademark of CeramTec AG.
[2]	The Exceed ABT™ Advanced Bearing Technologies System is not available for sale in the United States.
[3]	The T.E.S.S. Shoulder System is not available for sale in the United States.
[4]	PEEK-OPTIMA® is a registered trademark of Invibio® Biomaterial Solutions.
[5]	The MaxAn™ Cervical Plate System incorporates technology developed by Gary K. Michelson, M.D.

All trademarks herein are the property of Biomet, Inc. or its subsidiaries unless otherwise indicated.

Financial Schedule Presentation

The Company’s unaudited condensed consolidated financial statements as of and for the three and six months ended November 30, 2009 and 2008 and other financial data included in this press release have been prepared in a manner that complies, in all material respects, with generally accepted accounting principles in the United States (except with respect to certain non-GAAP financial measures discussed below) and reflects purchase accounting adjustments related to the merger referenced below.

About Biomet

Biomet, Inc. and its subsidiaries design, manufacture and market products used primarily by musculoskeletal medical specialists in both surgical and non-surgical therapy. Biomet’s product portfolio encompasses reconstructive products, including orthopedic joint replacement devices, bone cements and accessories, autologous therapies and dental reconstructive implants; fixation products, including electrical bone growth stimulators, internal and external orthopedic fixation devices, craniomaxillofacial implants and bone substitute materials; spinal products, including spinal stimulation devices, spinal hardware and orthobiologics; and other products, such as arthroscopy products and softgoods and bracing products. Headquartered in Warsaw, Indiana, Biomet and its subsidiaries currently distribute products in approximately 90 countries.

The Merger

Biomet Inc. finalized the merger with LVB Acquisition Merger Sub, Inc., a wholly-owned subsidiary of LVB Acquisition, Inc., on September 25, 2007, which we refer to in this press release as the “merger date.” LVB Acquisition, Inc. is indirectly owned by investment partnerships directly or indirectly advised or managed by The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. and TPG Capital.

Contacts

For further information contact Daniel P. Florin, Senior Vice President and Chief Financial Officer at (574) 372-1687 or Barbara Goslee, Director, Corporate Communications at (574) 372-1514.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended. Those statements are often indicated by the use of words such as “will,” “intend,” “anticipate,” “estimate,” “expect,” “plan” and similar expressions. Forward-looking statements involve certain risks and uncertainties. Actual results may differ materially from those contemplated by the forward looking statements due to, among others, the following factors: the success of the Company’s principal product lines; the results of ongoing investigations by the United States Department of Justice and the United States Securities and Exchange Commission; the ability to successfully implement new technologies; the Company’s ability to sustain sales and earnings growth; the Company’s success in achieving timely approval or clearance of its products with domestic and foreign regulatory entities; the impact to the business as a result of compliance with federal, state and foreign governmental regulations and with the Corporate Integrity Agreement; the impact to the business as a result of the economic downturn in both foreign and domestic markets; the possible enactment of federal or state health care reform; the impact of anticipated changes in the musculoskeletal industry and the ability of the Company to react to and capitalize on those changes; the ability of the Company to successfully implement its desired organizational changes and cost-saving initiatives; the impact to the business as a result of the Company’s significant international operations, including, among others, with respect to foreign currency fluctuations and the success of the Company’s transition of certain manufacturing operations to China; the impact of the Company’s managerial changes; the ability of the Company’s customers to receive adequate levels of reimbursement from third-party payors; the Company’s ability to maintain its existing intellectual property rights and obtain future intellectual property rights; the impact to the business as a result of cost containment efforts of group purchasing organizations; the Company’s ability to retain existing independent sales agents for its products; and other factors set forth in the Company’s filings with the SEC, including the Company’s most recent annual report on Form 10-K and quarterly reports on Form 10-Q. Although the Company believes that the assumptions on which the forward-looking statements contained herein are based are reasonable, any of those assumptions could prove to be inaccurate given the inherent uncertainties as to the occurrence or non-occurrence of future events. There can be no assurance as to the accuracy of forward-looking statements contained in this press release. The inclusion of a forward-looking statement herein should not be regarded as a representation by the Company that the Company’s objectives will be achieved. The Company undertakes no obligation to update publicly or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Accordingly, the reader is cautioned not to place undue reliance on forward-looking statements which speak only as of the date on which they were made.

*Non-GAAP Financial Measures:

Management uses non-GAAP financial measures, such as net sales excluding dental sales and/or the impact of foreign currency (constant currency), operating income as adjusted, net income as adjusted, free cash flow, unlevered free cash flow, net debt, Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) and Adjusted EBITDA (as defined by our bank agreement, the method to calculate this is likely to be different from methods used by other companies). Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP measures are included elsewhere in this press release.

The term “as adjusted,” a non-GAAP financial measure, refers to financial performance measures that exclude certain income statement line items, such as interest, taxes, depreciation or amortization and/or exclude certain expenses as defined by our bank agreement, such as restructuring charges, non-cash impairment charges, integration and facilities opening costs or other business optimization expenses, new systems design and implementation costs, certain start-up costs and costs related to consolidation of facilities, certain non-cash charges, advisory fees paid to the private equity owners, certain severance charges, purchase accounting costs, costs associated with stock option accounting issues, payments to distributors that are not in the ordinary course of business, litigation costs, and other related charges.

Biomet, Inc.

Product Net Sales*

Three Month Period Ended November 30, 2009 and November 30, 2008

(In millions, unaudited)

	Q2 2010	Q2 2009	Reported Growth %	Constant Currency Growth %
Reconstructive	$528.4	$483.3	9%	6%
Fixation	57.0	58.0	(2)%	(3)%
Spine	58.9	55.3	7%	6%
Other	51.3	46.2	10%	8%

Total Sales	$695.6	$642.8	8%	5%

	Q2 2010 Net Sales Growth As Reported	Currency Impact	Q2 2010 Net Sales Growth in Local Currencies	Impact of Dental	Q2 2010 Net Sales Growth in Local Currencies Excluding Dental
Reconstructive	9%	(3)%	6%	3%	9%
Hips	8%	(3)%	4%
Knees	15%	(3)%	12%
Extremities	29%	(2)%	27%
Dental	(5)%	(3)%	(8)%
Other	5%	(3)%	2%
Fixation	(2)%	(1)%	(3)%
Spine	7%	(1)%	6%
Other	10%	(2)%	8%

Total	8%	(3)%	5%	2%	7%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Product Net Sales*

Six Month Period Ended November 30, 2009 and November 30, 2008

(In millions, unaudited)

	1H 2010	1H 2009	Reported Growth %	Constant Currency Growth %
Reconstructive	$991.2	$932.6	6%	7%
Fixation	116.9	118.3	(1)%	(1)%
Spine	118.1	106.5	11%	11%
Other	99.5	92.4	8%	8%

Total Sales	$1,325.7	$1,249.8	6%	6%

	1H 2010 Net Sales Growth As Reported	Currency Impact	1H 2010 Net Sales Growth in Local Currencies	Impact of Dental	1H 2010 Net Sales Growth in Local Currencies Excluding Dental
Reconstructive	6%	1%	7%	2%	9%
Hips	5%	0%	5%
Knees	10%	0%	10%
Extremities	24%	1%	25%
Dental	(7)%	0%	(7)%
Other	7%	1%	8%
Fixation	(1)%	0%	(1)%
Spine	11%	0%	11%
Other	8%	—%	8%

Total	6%	0%	6%	2%	8%

Biomet, Inc.

Geographic Segment Net Sales Percentage Summary*

Three Month Period Ended November 30, 2009 and November 30, 2008

(In millions, unaudited)

	Q2 2010	Q2 2009	Reported Growth %	Constant Currency Growth %
Geographic Segments:
United States	$408.2	$379.5	8%	8%
Europe	206.2	195.4	6%	(0)%
International	81.2	67.9	20%	10%

Total Sales	$695.6	$642.8	8%	5%

	Q2 2010 Net Sales Growth As Reported	Currency Impact	Q2 2010 Net Sales Growth in Local Currencies	Impact of Dental	Q2 2010 Net Sales Growth in Local Currencies Excluding Dental
United States	8%	—%	8%	1%	9%
Europe	6%	(6)%	(0)%	2%	2%
International	20%	(10)%	10%	2%	12%

Total	8%	(3)%	5%	2%	7%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Geographic Segment Net Sales Percentage Summary*

Six Month Period Ended November 30, 2009 and November 30, 2008

(In millions, unaudited)

	1H 2010	1H 2009	Reported Growth %	Constant Currency Growth %
Geographic Segments:
United States	$808.3	$747.9	8%	8%
Europe	361.0	364.8	(1)%	1%
International	156.4	137.1	14%	11%

Total Sales	$1,325.7	$1,249.8	6%	6%

	1H 2010 Net Sales Growth As Reported	Currency Impact	1H 2010 Net Sales Growth in Local Currencies	Impact of Dental	1H 2010 Net Sales Growth in Local Currencies Excluding Dental
United States	8%	—%	8%	1%	9%
Europe	(1)%	2%	1%	3%	4%
International	14%	(3)%	11%	(1)%	11%

Total	6%	0%	6%	2%	8%

*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

As Reported Consolidated Statements of Operations

(In millions, unaudited)

	Three Months Ended November 30, 2009	Three Months Ended November 30, 2008

Net sales	$695.6	$642.8
Cost of sales	213.6	194.9

Gross profit	482.0	447.9
Gross profit percentage	69.3%	69.7%

Selling, general and administrative	267.4	254.7
Research and development	25.2	23.4
Amortization	95.3	89.8

Operating income	94.1	80.0
Percentage of Sales	13.5%	12.4%

Other expense (income), net	(10.6)	11.6
Interest expense	130.1	139.2

Loss before income taxes	(25.4)	(70.8)

Income taxes	(18.2)	(31.1)

Tax rate	71.7%	43.9%

Net loss	$(7.2)	$(39.7)

Percentage of Sales	-1.0%	-6.2%

Biomet, Inc.

As Reported Consolidated Statements of Operations

(In millions, unaudited)

	Six Months Ended November 30, 2009	Six Months Ended November 30, 2008

Net sales	$1,325.7	$1,249.8
Cost of sales	398.9	376.4

Gross profit	926.8	873.4
Gross profit percentage	69.9%	69.9%

Selling, general and administrative	513.4	508.2
Research and development	50.1	46.9
Amortization	190.1	181.3

Operating income	173.2	137.0
Percentage of Sales	13.1%	11.0%

Other expense (income), net	(14.9)	20.6
Interest expense	261.6	280.3

Loss before income taxes	(73.5)	(163.9)

Income taxes	(43.5)	(64.3)

Tax rate	59.2%	39.3%

Net loss	$(30.0)	$(99.6)

Percentage of Sales	-2.3%	-8.0%

BIOMET, INC.

Other Financial Information

Operating Income, as reported to Operating Income, as adjusted

(in millions, unaudited)

	Three Months Ended November 30, 2009	Three Months Ended November 30, 2008

Operating income, as reported	$94.1	$80.0
Purchase accounting depreciation	4.4	4.5
Purchase accounting amortization	94.3	89.8
Share-based payment	4.3	11.6
Litigation settlements and reserves and other legal fees	3.5	13.9
Operational restructuring	12.1	3.6
Consulting expenses related to operational improvement initiatives, and other related costs	5.7	4.5
Sponsor fee	2.7	2.6
Other	—	0.9

Operating income, as adjusted*	$221.1	$211.4

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Other Financial Information

Operating Income, as reported to Operating Income, as adjusted

(in millions, unaudited)

	Six Months Ended November 30, 2009	Six Months Ended November 30, 2008

Operating income, as reported	$173.2	$137.0
Purchase accounting depreciation	8.9	$9.0
Purchase accounting amortization	188.2	$181.3
Share-based payment	9.5	$18.8
Distributor agreements	—	$2.0
Litigation settlements and reserves and other legal fees	5.2	$15.0
Operational restructuring	14.7	$4.8
Consulting expenses related to operational improvement initiatives, and other related costs	8.6	$9.2
Sponsor fee	4.9	$4.5
Other	—	$1.4

Operating income, as adjusted*	$413.2	$383.0

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Other Financial Information

Net Loss to EBITDA, as reported

(in millions, unaudited)

	Three Months Ended November 30, 2009	Three Months Ended November 30, 2008

Net loss, as reported	$(7.2)	$(39.7)
Depreciation	47.7	40.2
Amortization	95.3	89.8
Interest expense	130.1	139.2
Other (income) expense, net	(10.6)	11.6
Income taxes	(18.2)	(31.1)

EBITDA, as reported*	$237.1	$210.0

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Other Financial Information

Net Loss to EBITDA, as reported

(in millions, unaudited)

	Six Months Ended November 30, 2009	Six Months Ended November 30, 2008

Net loss, as reported	$(30.0)	$(99.6)
Depreciation	89.5	80.1
Amortization	190.1	181.3
Interest expense	261.6	280.3
Other (income) expense, net	(14.9)	20.6
Income taxes	(43.5)	(64.3)

EBITDA, as reported*	$452.8	$398.4

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Other Financial Information

EBITDA, as reported to EBITDA, as adjusted

(in millions, unaudited)

	Three Months Ended November 30, 2009	Three Months Ended November 30, 2008

Operating income, as reported	$94.1	$80.0
Depreciation	47.7	40.2
Amortization	95.3	89.8

EBITDA, as reported*	$237.1	$210.0

Special items and purchase accounting adjustments:
Share-based payment	4.3	11.6
Litigation settlements and reserves and other legal fees	3.5	13.9
Operational restructuring	12.1	3.6
Consulting expenses related to operational improvement initiatives, and other related costs	5.7	4.5
Sponsor fee	2.7	2.6
Other	—	0.9

EBITDA, as adjusted*	$265.4	$247.1

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Other Financial Information

EBITDA, as reported to EBITDA, as adjusted

(in millions, unaudited)

	Six Months Ended November 30, 2009	Six Months Ended November 30, 2008

Operating income, as reported	$173.2	$137.0
Depreciation	89.5	80.1
Amortization	190.1	181.3

EBITDA, as reported*	$452.8	$398.4

Special items and purchase accounting adjustments:
Share-based payment	9.5	18.8
Distributor agreements	—	2.0
Litigation settlements and reserves and other legal fees	5.2	15.0
Operational restructuring	14.7	4.8
Consulting expenses related to operational improvement initiatives, and other related costs	8.6	9.2
Sponsor fee	4.9	4.5
Other	—	1.4

EBITDA, as adjusted*	$495.7	$454.1

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Reconciliation of GAAP Consolidated Net Loss to

Non-GAAP Adjusted Consolidated Net Income

(In millions, unaudited)

	Three Months Ended November 30, 2009	Three Months Ended November 30, 2008
Net loss, as reported	$(7.2)	$(39.7)
Purchase accounting depreciation	4.4	4.5
Purchase accounting amortization	94.3	89.8
Share-based payment	4.3	11.6
Litigation settlements and reserves and other legal fees	3.5	13.9
Operational restructuring	12.1	3.6
Consulting expenses related to operational improvement initiatives, and other related costs	5.7	4.5
Sponsor fee	2.7	2.6
Other	—	0.9
Tax effect on special and purchase accounting items	(45.0)	(57.7)

Net income, as adjusted*	$74.8	$34.0

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Reconciliation of GAAP Consolidated Net Loss to

Non-GAAP Adjusted Consolidated Net Income

(In millions, unaudited)

	Six Months Ended November 30, 2009	Six Months Ended November 30, 2008
Net loss, as reported	$(30.0)	$(99.6)
Purchase accounting depreciation	8.9	9.0
Purchase accounting amortization	188.2	181.3
Share-based payment	9.5	18.8
Distributor agreements	—	2.0
Litigation settlements and reserves and other legal fees	5.2	15.0
Operational restructuring	14.7	4.8
Consulting expenses related to operational improvement initiatives, and other related costs	8.6	9.2
Sponsor fee	4.9	4.5
Other	—	1.4
Tax effect on special and purchase accounting items	(86.0)	(96.4)

Net income, as adjusted*	$124.0	$50.0

*	See Non-GAAP Financial Measures Disclosure Above

BIOMET, INC.

Other Financial Information

Senior Secured Leverage Ratio

(in millions, unaudited)

	November 30, 2009

Senior Secured Debt:

USD Term Loan B	$2,293.1
EUR Term Loan B	1,286.0
Asset Based Revolver	65.2
Cash Flow Revolver	—

Consolidated Senior Secured Debt	$3,644.3	A

Consolidated Total Debt	$6,222.4	C
Cash	(117.6)

Net Debt	$6,104.8	D

LTM EBITDA:

Quarter 3 Fiscal 2009 EBITDA	229.8
Quarter 4 Fiscal 2009 EBITDA	242.5
Quarter 1 Fiscal 2010 EBITDA	230.3
Quarter 2 Fiscal 2010 EBITDA	265.4
“Run Rate” Cost Savings**	27.0

LTM EBITDA	$995.0	B

Senior Secured Leverage Ratio	3.66	A / B
Total Leverage Ratio	6.25	C / B
Total Leverage Ratio (Net Debt)	6.14	D / B

*	See Non-GAAP Financial Measures Disclosure Above
**	As defined by the Credit Agreement dated September 25, 2007

Biomet, Inc.

Balance Sheets

(In millions)

	(Preliminary/Unaudited) November 30, 2009	May 31, 2009

Assets
Cash and cash equivalents	$117.6	$215.6
Accounts receivable, net	558.9	511.1
Income tax receivable	12.8	20.0
Inventories	555.6	523.9
Current deferred income taxes	79.5	78.4
Prepaids and other current assets	47.4	39.1
Property, plant and equipment, net	670.1	636.1
Intangible assets, net	5,618.6	5,680.0
Goodwill	4,876.2	4,780.5
Other assets	105.6	116.2

Total Assets	$12,642.3	$12,600.9

Liabilities and Shareholder’s Equity
Current liabilities	$497.1	$550.0
Short-term borrowings	38.3	81.2
Long-term debt	6,184.1	6,131.5
Deferred income taxes, long-term	1,754.4	1,816.3
Other long-term liabilities	197.7	181.6
Shareholder’s equity	3,970.7	3,840.3

Total Liabilities and Shareholder’s Equity	$12,642.3	$12,600.9

Net Debt (a)*	$6,104.8	$5,997.1

(a)	Net debt is the sum of total debt less cash and cash equivalents and short-term investments.
*	See Non-GAAP Financial Measures Disclosure Above

Biomet, Inc.

Consolidated Statements of Cash Flows

(In millions, unaudited)

	Fiscal 2010			Fiscal 2009
	Three Months Ended August 31, 2009	(Preliminary) Three Months Ended November 30, 2009	(Preliminary) Six Months Ended November 30, 2009	Three Months Ended August 31, 2008	Three Months Ended November 30, 2008	Six Months Ended November 30, 2008
CASH FLOWS PROVIDED BY OPERATING ACTIVITIES:
Net loss	$(22.8)	$(7.2)	$(30.0)	$(59.9)	$(39.7)	$(99.6)
Adjustments to reconcile net loss to net cash from operating activities:
Depreciation and amortization	136.6	143.0	279.6	131.4	130.0	261.4
Amortization of deferred financing costs	2.8	2.8	5.6	2.8	2.9	5.7
Stock based compensation expense	5.2	4.3	9.5	7.2	11.6	18.8
Provision (recovery) for doubtful accounts receivable	(5.2)	(0.6)	(5.8)	5.9	(9.4)	(3.5)
Loss (gain) on investments, net	(0.8)	(0.4)	(1.2)	2.9	3.6	6.5
Provision for inventory obsolescence	6.5	2.3	8.8	8.2	(7.8)	0.4
Deferred income taxes	(47.1)	(30.7)	(77.8)	(31.6)	(38.1)	(69.7)
Other	(1.1)	6.2	5.1	0.7	(0.8)	(0.1)
Changes in operating assets and liabilities:
Accounts receivable	19.8	(47.5)	(27.7)	(1.4)	(39.1)	(40.5)
Inventories	(30.6)	(1.3)	(31.9)	(26.6)	1.1	(25.5)
Prepaid expenses	(4.4)	(1.8)	(6.2)	6.0	(8.6)	(2.6)
Accounts payable	(3.0)	(6.1)	(9.1)	(17.7)	11.0	(6.7)
Income tax receivable (payable)	14.6	8.3	22.9	(8.2)	2.5	(5.7)
Accrued interest	70.0	(70.6)	(0.6)	68.8	(69.6)	(0.8)
Other	(93.1)	33.0	(60.1)	(22.6)	32.1	9.5

Net cash provided by operating activities	47.4	33.7	81.1	65.9	(18.3)	47.6

CASH FLOWS PROVIDED BY (USED IN) INVESTING ACTIVITIES:
Net proceeds (purchases) from sale and purchase of investments	1.6	0.9	2.5	—	—	—
Capital expenditures	(45.8)	(60.2)	(106.0)	(41.0)	(51.9)	(92.9)
Acquisitions, net of cash acquired	(2.4)	(6.6)	(9.0)	(2.0)	(0.2)	(2.2)

Net cash provided by (used in) investing activities	(46.6)	(65.9)	(112.5)	(43.0)	(52.1)	(95.1)

CASH FLOWS PROVIDED BY (USED IN) FINANCING ACTIVITIES:
Debt:
Proceeds under revolving credit agreements	20.1	—	20.1	3.9	186.8	190.7
Payments under revolving credit agreements	(1.3)	(66.7)	(68.0)	(0.7)	(16.1)	(16.8)
Payments under senior secured credit facility	(8.9)	(9.0)	(17.9)	(9.3)	(8.9)	(18.2)
Equity:
Capital contributions	—	—	—	0.2	1.7	1.9
Repurchase of common shares	(0.6)	(0.5)	(1.1)	(0.2)	(0.4)	(0.6)

Net cash provided by financing activities	9.3	(76.2)	(66.9)	(6.1)	163.1	157.0
Effect of exchange rate changes on cash	0.7	(0.4)	0.3	(1.0)	(6.8)	(7.8)

Increase (decrease) in cash and cash equivalents	10.8	(108.8)	(98.0)	15.8	85.9	101.7
Cash and cash equivalents, beginning of period	215.6	226.4	215.6	127.6	143.4	127.6

Cash and cash equivalents, end of period	$226.4	$117.6	$117.6	$143.4	$229.3	$229.3

BIOMET, INC.

Other Financial Information

GAAP Operating Cash Flow Reconciled to Free Cash Flow & Unlevered Free Cash Flow

(in millions, unaudited)

	Fiscal 2010			Fiscal 2009
	Three Months Ended August 31, 2009	(Preliminary) Three Months Ended November 30, 2009	(Preliminary) Six Months Ended November 30, 2009	Three Months Ended August 31, 2008	Three Months Ended November 30, 2008	Six Months Ended November 30, 2008
Net Income (loss)	$(22.8)	$(7.2)	$(30.0)	$(59.9)	$(39.7)	$(99.6)
Adjustments:
Depreciation and amortization	136.6	143.0	279.6	131.4	130.0	261.4
Amortization of deferred financing costs	2.8	2.8	5.6	2.8	2.9	5.7
Stock based compensation expense	5.2	4.3	9.5	7.2	11.6	18.8
Loss on investments	(0.8)	(0.4)	(1.2)	2.9	3.6	6.5
Provision (recovery) for doubtful accounts receivable	(5.2)	(0.6)	(5.8)	5.9	(9.4)	(3.5)
Provision for inventory obsolescence	6.5	2.3	8.8	8.2	(7.8)	0.4
Deferred income taxes	(47.1)	(30.7)	(77.8)	(31.6)	(38.1)	(69.7)
Other	(1.1)	6.2	5.1	0.7	(0.8)	(0.1)

TOTAL	74.1	119.7	193.8	67.6	52.3	119.9

Changes In:
Accounts receivables	19.8	(47.5)	(27.7)	(1.4)	(39.1)	(40.5)
Inventories	(30.6)	(1.3)	(31.9)	(26.6)	1.1	(25.5)
Prepaid expenses	(4.4)	(1.8)	(6.2)	6.0	(8.6)	(2.6)
Accounts payable	(3.0)	(6.1)	(9.1)	(17.7)	11.0	(6.7)
Income tax receivable (payable)	14.6	8.3	22.9	(8.2)	2.5	(5.7)
Accrued Interest	70.0	(70.6)	(0.6)	68.8	(69.6)	(0.8)
Other	(93.1)	33.0	(60.1)	(22.6)	32.1	9.5

Cash From Operations	$47.4	$33.7	$81.1	$65.9	$(18.3)	$47.6

Capital expenditures	(45.8)	(60.2)	(106.0)	(41.0)	(51.9)	(92.9)

Free Cash Flow	$1.6	$(26.5)	$(24.9)	$24.9	$(70.2)	$(45.3)

Acquisitions, net of cash acquired	(2.4)	(6.6)	(9.0)	(2.0)	(0.2)	(2.2)
Proceeds from sale and maturities of investments	1.6	0.9	2.5	—	—	—
Capital contributions	—	—	—	0.2	1.7	1.9
Repurchase of common shares	(0.6)	(0.5)	(1.1)	(0.2)	(0.4)	(0.6)
Add back: cash paid for interest	58.9	198.2	257.1	69.1	208.0	277.1
Effect of exchange rates on cash	0.7	(0.4)	0.3	(1.0)	(6.8)	(7.8)

Unlevered Free Cash Flow (1)	$59.8	$165.1	$224.9	$91.0	$132.1	$223.1

(1)	Free cash flow (FCF) that does not take into account the interest payments required on outstanding debt. Commonly used by companies that are highly leveraged to show how assets perform before interest.